EXHIBIT 10.94







                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                CROWN GROUP, INC.
                                       AND
                       SMART CHOICE AUTOMOTIVE GROUP, INC.









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                                TABLE OF CONTENTS

1.       Sale and Purchase of the Shares.......................................1

2.       Purchase and Payment..................................................2
         (a)      Purchase Price. .............................................2
         (b)      Further Assurances. .........................................2

3.       Representations and Warranties of the Company.........................2
         (a)      Organization and Standing of the Company.....................2
         (b)      Subsidiaries.................................................2
         (c)      Capital Stock................................................3
         (d)      Corporate Proceedings of the Company.........................4
         (e)      Financial Statements.........................................4
         (f)      Absence of Certain Changes or Events.........................5
         (g)      Tax Matters..................................................8
         (h)      Title to Properties and Related Matters......................9
         (i)      Consents and Approvals......................................10
         (j)      Receivables.................................................10
         (k)      Litigation and Proceedings..................................10
         (l)      Insurance Coverage..........................................11
         (m)      Employee Benefits...........................................12
         (n)      Employee Relations..........................................14
         (o)      Patents, Trademarks and Licenses............................14
         (p)      Approvals, Authorizations and Regulations...................14
         (q)      Inventory...................................................15
         (r)      Guarantees, Etc.............................................15
         (s)      OSHA........................................................16
         (t)      No Defaults.................................................16
         (u)      No Conflicts................................................16
         (v)      Brokers.....................................................17
         (w)      Environmental Matters.......................................17
         (x)      Permits, Licenses, Etc......................................19
         (y)      Software....................................................20
         (z)      Disclosure..................................................20

4.       Representations and Warranties of the Purchaser......................20
         (a)      Organization, Standing and Authority of the Purchaser.......20
         (b)      No Violation................................................21
         (c)      Corporate Proceedings of the Purchaser......................21
         (d)      Financial Statements........................................21
         (e)      Brokers.....................................................22
         (f)      Accredited Investor/Investment..............................22
         (g)      Due Diligence...............................................22
         (h)      No Knowledge of Breach......................................23


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5.       Closing Actions......................................................23
         (a)      Resignations................................................23
         (b)      Opinion of the Company's Counsel............................24
         (c)      Opinion of Purchaser's Counsel..............................25
         (d)      Ready Finance Debt..........................................26
         (e)      Conversion of Other Company Debt............................26
         (f)      High Capital Funding, LLC...................................26
         (g)      Conversion of Company Preferred Stock.......................26
         (h)      Merger of Paaco Automotive Group, Inc.......................27
         (i)      Grant to the Purchaser of Options, Warrants, Etc............27
         (j)      Finova Capital Corporation..................................28
         (k)      No Material Adverse Changes.................................28
         (l)      Consents....................................................28
         (m)      Certified Resolutions of the Company........................28
         (n)      Certified Resolutions of the Purchaser......................29
         (o)      Hart-Scott-Rodino Filing and Approval.......................29
         (p)      Employment/Consulting Agreements............................29
         (q)      Settlement of Existing Litigation...........................30
         (r)      Bankers Insurance Company Investment........................30

6.       The Closing..........................................................30

7.       Nature and Survival of Representations and Warranties................30
         (a)      Nature of Statements........................................30
         (b)      Survival of Representations and Warranties..................30

8.       Indemnification by Company and Related Matters.......................31

9.       Indemnification by the Purchaser and Related Matters.................32

10.      Expenses.............................................................33

11.      Notices..............................................................34

12.      Miscellaneous........................................................35
         (a)      Assignment..................................................35
         (b)      Section and Paragraph Headings..............................35
         (c)      Amendment...................................................35
         (d)      Entire Agreement............................................35
         (e)      Knowledge...................................................35
         (f)      Public Announcements........................................35
         (g)      Counterparts................................................36
         (h)      Governing Law...............................................36
         (i)      Material Adverse Effect.....................................36


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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated on or as of December 1, 1999, by and between CROWN GROUP, INC., a Texas corporation (the "Purchaser" or "Crown Group"), and SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation (the "Company" or "Smart Choice").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser desires to purchase 150,000 shares of the Series E Convertible Preferred Stock, $.01 par value per share, of the Company (herein referred to as the "Shares"), and the Company desires to sell the Shares to the Purchaser, all upon the terms and conditions set forth herein; and

         WHEREAS, this Agreement sets forth the terms and conditions to which the parties have agreed and further contemplates the execution and delivery of certain collateral agreements and the consummation of certain related transactions hereinafter described;

         NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties, the parties agree as follows:

         1. SALE AND PURCHASE OF THE SHARES. The Company hereby sells, assigns and conveys to the Purchaser on the Closing Date (as hereinafter defined), free and clear of all security interests, pledges, liens, charges and encumbrances, the Shares and transfers and delivers to the Purchaser the certificates evidencing the Shares. The Purchaser hereby purchases and accepts the Shares for the consideration set forth in Section 2(a) hereof.



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         2.       PURCHASE AND PAYMENT.

                  (a) PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Shares is Three Million ($3,000,000) Dollars, payable by the Purchaser to the Company at Closing (as hereinafter defined), by wire transfer funds.

                  (b) FURTHER ASSURANCES. The Company hereby agrees to execute and deliver from time to time at the request of the Purchaser and without further consideration, such additional instruments of conveyance and transfer and to take such other action as the Purchaser may reasonably require to more effectively convey, assign, transfer and deliver the Shares to the Purchaser.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with the Purchaser that:

                  (a) ORGANIZATION AND STANDING OF THE COMPANY. The Company and each of the Company Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and the Company Subsidiaries have all requisite corporate power and authority to conduct their respective businesses as they are now being conducted. The Company has delivered to the Purchaser complete and correct copies of the Articles of Incorporation (duly certified by the Secretary of State of the respective states of incorporation) and By-Laws (certified by the Secretary of the Company or the Company Subsidiaries, as the case may be) of the Company and the Company Subsidiaries as in effect on the date hereof.

                  (b) SUBSIDIARIES. All direct and indirect subsidiaries of the Company (individually, a "Company Subsidiary," and collectively, the "Company



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         Subsidiaries") are listed on Schedule 3(b) attached hereto. Except for the Company Subsidiaries, the Company does not (i) own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) own, directly or indirectly, any participating interest in any partnership, joint venture or other business enterprise.

                  (c) CAPITAL STOCK. The total authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value per share (the "Company Common Stock"), of which as of August 16, 1999, 7,782,277 shares have been issued and are outstanding, and 5,000,000 shares of Preferred Stock, $.01 par value per share, (the "Company Preferred Stock"), of which (i) 440 shares of Series A Convertible Preferred Stock (the "Company Series A Preferred Stock"), have been issued and no shares are outstanding, (ii) 220 shares of Series B Convertible Preferred Stock (the "Company Series B Preferred Stock"), have been issued and are outstanding, (iii) 24.98 shares of Series C Convertible Preferred Stock (the "Company Series C Preferred Stock"), have been issued and are outstanding, (iv) 350 shares of Series D Convertible Preferred Stock (the "Company Series D Preferred Stock"), have been issued and are outstanding, and (v) no shares of Series E Convertible Preferred Stock (the "Company Series E Preferred Stock"), have been issued and are outstanding. A true and correct copy of the Sixth Articles of Amendment to the Articles of Incorporation of the Company authorizing the designation of the Company Series E Preferred Stock is attached hereto as Exhibit "A." Except as set forth in Schedule 3(c) attached hereto, there are no existing options, warrants, calls, commitments or other rights of any character (including


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         conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company (collectively, the "Existing Options").

                  (d) CORPORATE PROCEEDINGS OF THE COMPANY. The execution, delivery and performance of this Agreement has been authorized by the Board of Directors of the Company and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (e) FINANCIAL STATEMENTS. The Company has delivered to the Purchaser correct and complete copies of the Company's and the Company Subsidiaries' consolidated unaudited monthly financial statements consisting of consolidated balance sheets of the Company and the Company Subsidiaries as of the end of each month from January 1999 through September 1999 and the related statements of income for the periods then ended. The Company has also delivered to the Purchaser correct and complete copies of financial statements consisting of the consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for the period then ended, all of which have been audited by the firm of BDO Seidman, LLP (the "Audited Financial Statements"). All such unaudited financial statements and the Audited Financial Statements are referred to herein collectively as the "Financial Statements." The Financial Statements are in

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         accordance with the books and records of the Company and the Company
         Subsidiaries in all material respects, and there have not been any material transactions that have not been recorded in the accounting records underlying such Financial Statements. In addition, The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present accurately, in all material respects, the financial position of the Company and the Company Subsidiaries as of the dates thereof, and the results of their operations for the periods then ended, provided, however, that the unaudited financial statements may be subject to year-end adjustments and such unaudited financial statements lack footnotes and other presentation items. The balance sheet of the Company and the Company Subsidiaries as of September 30, 1999 is referred to herein as the "Company Balance Sheet," and the date thereof is referred to as the "Company Balance Sheet Date."

                  (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 3(f) or except as contemplated by this Agreement, since the Company Balance Sheet Date, none of the Company and the Company Subsidiaries has:

                           (i) issued, delivered or agreed to issue or deliver
                  any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) or granted or agreed to grant any options, warrants or other rights calling for the issuance thereof;

                           (ii) except as otherwise permitted herein, borrowed
                  or agreed to borrow any funds or incurred, or become subject to, any obligation


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                  or liability (absolute or contingent) except in the ordinary course of business in customary amounts;

                           (iii) paid any obligation or liability (absolute or
                  contingent) except in the ordinary course of business in customary amounts;

                           (iv) paid any obligation or liability (absolute or
                  contingent) other than current liabilities reflected in or shown on the Financial Statements (or the notes thereto) and obligations or liabilities incurred since the date thereof and permitted to be so incurred by the foregoing clause (ii) of this Section 3(f);

                           (v) declared or made, or agreed to declare or make,
                  any payment of dividends or distribution of any assets of any kind whatsoever to the Company or affiliates of the Company, or purchased or redeemed any shares of its capital stock;

                           (vi) sold or transferred, or agreed to sell or
                  transfer, any of its assets, properties or rights (except sales in the ordinary course of business) or cancelled or agreed to cancel, any debts or claims;

                           (vii) entered or agreed to enter into any agreement
                  or arrangement granting any preferential rights to purchase substantially all of the assets, properties or rights of the Company or the Company Subsidiaries (including management and control thereof), or requiring the consent of any party to the transfer and assignment of such assets, properties or rights (or changes in management or control thereof), or providing for the merger or consolidation of the Company or the


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                  Company Subsidiaries with or into another corporation, other than as described in this Agreement and the documents contemplated hereby;

                           (viii) waived any rights of material value;

                           (ix) except in the ordinary course of business, made
                  or permitted any amendment or termination of any material contract, agreement or license to which it is a party;

                           (x) made any accrual or arrangement for the payment
                  of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                           (xi) increased the rate of compensation payable or to
                  become payable by it to any of its officers or key employees compensated at a rate in excess of $50,000 per annum; or made any increase in any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees;

                           (xii) committed to purchase inventories, parts,
                  supplies or other items in excess of its normal, ordinary and usual requirements or at excessive prices, all computed based on historical practices of the Company and the Company Subsidiaries;

                           (xiii) experienced any significant labor trouble; or

                           (xiv) suffered any material losses or any damage,
                  destruction or loss, whether or not covered by insurance, which materially and adversely affects its assets or business, or had any material adverse



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                  change in the business, of the Company or the Company
                  Subsidiaries, in each case, which would reasonably be expected to have a Material Adverse Effect on the Company or the Company Subsidiaries.

                  (g) TAX MATTERS. All United States, state, county and local and other taxes, including without limitation, income taxes, payroll taxes, corporate franchise taxes, sales, excise and use taxes and ad valorem taxes, due and payable by the Company and the Company Subsidiaries for the periods ended prior to the date hereof, have been paid or accrued and there is no further liability (whether or not disclosed on their respective tax returns) for any taxes relating to such periods, and no interest or penalties have accrued or are accruing with respect thereto, except for taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been reflected on the Financial Statements and established (and through and including the Closing Date will establish) reserves that are adequate for the payment of all taxes not yet due and payable with respect to the results of operations through the Closing Date. The Company and the Company Subsidiaries have timely filed in materially correct form all tax returns and reports required to be filed by them on or before the date of this Agreement with all such taxing authorities, except as otherwise set forth on Schedule 3(g). The liability for Federal, state and local taxes reflected on the most recent Company's Financial Statements, if any, represents at the date thereof, reasonable and adequate provision for the payment of all accrued and unpaid Federal, state and local taxes of the Company and the Company Subsidiaries. No assessments of deficiencies have been made against the Company or the Company Subsidiaries, and no extensions of time



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         are in effect for the filing of any returns or the assessment of deficiencies. To the Company's knowledge, no examinations by the Internal Revenue Service of the Federal income tax returns of the Company or the Company Subsidiaries for any taxable year are presently pending. The Company has delivered to the Purchaser true and complete copies of all of the Company's and the Company Subsidiaries' Federal and state Income Tax Returns and payroll tax returns for each of their fiscal years from 1995 through 1998.

                  (h) TITLE TO PROPERTIES AND RELATED MATTERS. The assets reflected in the Financial Statements were at the date thereof, and, except for assets consumed or disposed of in the ordinary course of business since the date thereof, are now owned by the Company or the Company Subsidiaries by good title, free and clear from all security interests, mortgages, liens, claims, defects and encumbrances except liens, charges or encumbrances discussed or referred to in the Financial Statements, the related notes or schedules thereto or in
         Schedule 3(h) delivered to the Purchaser pursuant to this Section 3. Except as disclosed in Schedule 3(h), all such assets are in good operating condition and repair, subject to ordinary wear and tear. All of such assets have been properly maintained, with no extraordinary maintenance planned or anticipated, and are adequate and sufficient for the operation of the Company's and the Company Subsidiaries' business as historically operated by the Company and the Company Subsidiaries. There are no material capital expenditures currently contemplated or necessary to maintain the current operation of the Company's and the Company Subsidiaries' business. The Nissan and Volvo new car dealerships owned by the Company have been sold and all indebtedness related thereto or


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         secured by the assets thereof, has been released, or will be released promptly after Closing.

                  (i) CONSENTS AND APPROVALS. No notification, authorization, permit, consent or approval of, or notice to, or filing with, any governmental or regulatory authority or other third party is required to be obtained, given or made, or waiting period required to expire as a condition to the lawful execution and delivery of this Agreement, the consummation by the Company of the transaction contemplated herein, or the fulfillment of the terms and compliance with the provisions hereof, except for such permits, consents, licenses, approvals or authorizations or declarations, exemptions, filings or registrations (a) disclosed in Schedule 3(i) or (b) the failure of which to obtain or make do not and will not (A) affect the validity and enforceability of this Agreement or (B) either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                  (j) RECEIVABLES. All notes receivable, contracts receivable and accounts receivable (collectively, the "Receivables") are properly reflected on the Company's and the Company Subsidiaries' books and records are valid and have arisen in the ordinary course of business. None of such Receivables has been the subject of any factoring by the Company or the Company Subsidiaries.

                  (k)      LITIGATION AND PROCEEDINGS. Except as described in
         Schedule 3(k), there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Company Subsidiaries, threatened against or affecting the Company or the Company Subsidiaries, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or


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         foreign, or before any arbitrator of any kind, which would be reasonably expected to result in any judgment or liability not fully covered by casualty or liability insurance (less applicable deductible or retention, if any) and have a Material Adverse Effect. Neither the Company nor the Company Subsidiaries are in default with respect to any judgment, order, writ, injunction, decree, award, or, to the Company's knowledge, in default with respect to any rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which default would reasonably be expected to have a Material Adverse Effect.

                  (l) INSURANCE COVERAGE. With respect to each such insurance policy owned by the Company and the Company Subsidiaries: (A) the policy is legal, valid, binding, enforceable, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability, and in full force and effect with respect to the periods and risks which such policy purports to insure;
         (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect in accordance with its terms on the same terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Company nor the Company Subsidiaries are in breach or default (including with respect to the payment of premiums or the giving of notices) of any material term thereto, and to the Company's knowledge, no event has occurred which, with notice or the lapse of time, would reasonably be expected to constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (D) to the Company's


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         knowledge, no party to the policy has repudiated any provision thereof.
         To the knowledge of the Company, the Company and the Company Subsidiaries have been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. The Company and the Company Subsidiaries do not have any self-insurance arrangements affecting the Company and the Company Subsidiaries. "Self insurance arrangements" means any arrangement by which the Company and the Company Subsidiaries have assumed risks in scope and amount customarily insured by businesses in the Company's and the Company Subsidiaries' industry and geographic region.

                  (m)      EMPLOYEE BENEFITS.

                           (i) The Company and the Company Subsidiaries have
                  complied and currently are in compliance, both as to form and operation, in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), respectively, with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

                           (ii) Neither the Company nor the Company Subsidiaries
                  have ever maintained, adopted or established, contributed or been required to contribute to, or otherwise participated or been required to


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                  participate in, a "multiemployer plan" (as defined in Section
                  3(37) of ERISA). No amount is due or owing from the Company or any Company Subsidiary on account of any withdrawal therefrom.

                           (iii) Neither the Company nor the Company
                  Subsidiaries have incurred any liability with respect to a Plan, including, without limitation, under ERISA, (including, without limitation, Title I or Title IV of ERISA, other than liability for premiums due to the Pension Benefit Guaranty Corporation ("PBGC")), the Code or other applicable law, which has not been satisfied in full and, to the knowledge of the Company, no event has occurred, and there exists no known condition or set of circumstances, which would reasonably be expected to result in the imposition of any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan, wherein any such liability, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                           (iv) Except as set forth in Schedule 3(m) attached
                  hereto, neither the Company nor the Company Subsidiaries have any outstanding commitments to provide or to cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit or similar benefit to any person (including, without limitation, any


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                  former or current employee) that has not been reflected in the
                  Company's Financial Statements.

                  (n) EMPLOYEE RELATIONS. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours of employees, and there is no labor strike, dispute, slowdown or representation campaign or work-stoppage pending or, to the Company's knowledge, threatened with respect to employees of the Company or the Company Subsidiaries. Except as disclosed in Schedule 3(n), there is not, pending or, to the Company's knowledge, threatened, any unfair labor practice complaint against the Company or the Company Subsidiaries pending before any relevant authority or union representation petition respecting the employees of the Company or the Company Subsidiaries.

                  (o) PATENTS, TRADEMARKS AND LICENSES. Neither the Company nor the Company Subsidiaries have any patents or patent applications pending. Schedule 3(o) contains an accurate and complete list of all trademarks, trade names, service marks and copyrights of the Company. None of the foregoing is registered nor have any applications for such registration been made. Neither the Company nor the Company Subsidiaries have received any notice of any claim of infringement or other complaint that its operations conflict with or infringe upon the patents, trade names, trademarks, trade secrets, copyrights or product formulas of others.

                  (p) APPROVALS, AUTHORIZATIONS AND REGULATIONS. Except as disclosed in Schedule 3(p), the Company's and the Company Subsidiaries' business is being


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         conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities, and neither the Company, the Company Subsidiaries, nor any officer, director, stockholder, agent or employee has violated any law, ordinance, rule or regulation in connection with the Company's and the Company Subsidiaries' business, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Further, other than as disclosed on Schedule 3(p), neither the Company nor the Company Subsidiaries have received any notice (written or otherwise) from any governmental authority asserting or investigating any alleged failure to comply with any applicable law, ordinance or regulation, except for such failure as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse
         Effect.

                  (q) INVENTORY. None of the used vehicle inventories of the Company and the Company Subsidiaries are obsolete, defective or otherwise not saleable or usable in the ordinary course of business in any material respects, except to the extent of the inventory reserve reflected in the unaudited financial statements for the month ended September 30, 1999.

                  (r) GUARANTEES, ETC. Except as disclosed in Schedule 3(r), neither the Company nor the Company Subsidiaries have given any guarantee, indemnity, warranty or bond, or incurred any other similar obligation or created any security for or in respect of, liabilities, actual or contingent, of any other person that remains outstanding. All guaranties of the Company and the Company Subsidiaries on behalf of any person other than another Company Subsidiary (excluding the Company Subsidiaries that owned the Nissan and Volvo dealerships) have been terminated.


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                  (s)      OSHA. Neither the Company nor the Company
         Subsidiaries have received notice of any violation by the Company or the Company Subsidiaries, and to the Company's knowledge, neither the Company nor any Company Subsidiary is in violation of and has not been in violation of, the Occupational Safety and Health Act of 1970, including rules and regulations thereunder, or any other federal, state, local or foreign laws, including rules and regulations thereunder, regulating or otherwise affecting employee health and safety which would reasonably be expected to have a Material Adverse Effect.

                  (t) NO DEFAULTS. Except as set forth on Schedule 3(t) attached hereto, neither the Company nor the Company Subsidiaries are in default under, nor has any event occurred which with notice or lapse of time or both, would reasonably be expected to result in a waiver (except caused by the statute of limitations) of any material right or default under, any outstanding indenture, mortgage, lease, contract or agreement to which the Company or any of the Company Subsidiaries is a party or by which the Company, the Company Subsidiaries or their assets may be bound, or under any provision of the Company's or the Company Subsidiaries' Articles of Incorporation or By-Laws, which would reasonably be expected to have a Material Adverse Effect.

                  (u) NO CONFLICTS. The execution and performance of this Agreement by the Company and the Company Subsidiaries in accordance with its terms and the transactions contemplated hereby will not violate any provision of or result in a breach of or constitute a default under the Articles of Incorporation or By-Laws of the Company and the Company Subsidiaries, or under any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or under any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which its properties may be bound, or under any law, statute or regulation, except where the violation, conflict, breach or default would not reasonably be expected to have a Material Adverse Effect.

                  (v) BROKERS. The Company is not a party to nor in any way obligated under a contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

                  (w)      ENVIRONMENTAL MATTERS.

                           (i) For the purposes of this Agreement, the following
                  definitions shall apply: ENVIRONMENT: Ambient air, surface water, groundwater, soil, sediment and land.

                  ENVIRONMENTAL CONDITIONS: Any environmental contamination of any kind or nature resulting from the presence of Hazardous Materials in the surface soils, subsurface soils, surface waters or groundwater.

                  ENVIRONMENTAL LAWS: All existing federal, state or local laws or ordinances and any regulations, rules, or administrative or judicial rulings issued or promulgated thereunder and common law relating to (a) Releases or threatened Releases of Hazardous Materials or materials containing Hazardous Materials; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or (c) otherwise relating to the protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ' 9601 ET SEQ., ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 ET SEQ., ("RCRA"), the Clean Water Act, 33-U.S.C. ' 1251 ET SEQ., the Clean Air Act, 42 U.S.C. ' 7401 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ' 2601 ET SEQ.,

                  ("TSCA"), and all state analogues and counterparts to any of the foregoing.

                  FACILITIES: The real property and improvements located at the locations owned or leased by the Company or the Company Subsidiaries.

                  HAZARDOUS MATERIALS: Any substance defined as "Hazardous Waste", "Hazardous Substance", "Hazardous Material", pollutant or contaminant under any existing Environmental Laws. Hazardous Materials include, without limitation, asbestos, polychlorinated biphenyls and petroleum products.

                  RELEASE: Any spilling, leaking, pumping, pouring, leaching, emitting, emptying, discharging, injecting, escaping, dumping or disposing of Hazardous Materials or materials containing Hazardous Materials into the Environment.

                           (ii) Except as would not reasonably be expected to
                  have a Material Adverse Effect or as disclosed in Schedule 3(w), there are no Environmental Conditions on, at, under or emanating from the Facilities.

                           (iii) Except as would not reasonably be expected to
                  have a Material Adverse Effect or as disclosed in Schedule 3(w), neither the Company nor any Company Subsidiary has received any notice claiming or alleging that the Company or any Company Subsidiary (1) has violated any applicable Environmental Laws; or (2) is responsible or potentially responsible for any remedial or removal action under any applicable Environmental Laws, and to the Company's knowledge, no such claim is threatened.

                           (iv) Except as would not reasonably be expected to
                  have a Material Adverse Effect or as disclosed in Schedule
                  3(w):

                           (1) the Company and the Company Subsidiaries have all Permits required under applicable Environmental Laws that are necessary to conduct the business of the Company and the Company Subsidiaries as presently conducted, the absence of which would have a material adverse effect on the Company or the Company Subsidiaries (the "Material Environmental Permits"), and has provided copies of all the Material Environmental Permits to the Purchaser;

                           (2) all the Material Environmental Permits are in full force and effect and neither the Company nor any Company Subsidiary is in material default of any thereof;

                           (3) there is no threatened suspension, cancellation or non-renewal of any of the Material Environmental Permits or any basis for such suspension, cancellation or non- renewal; and

                           (4) the Company and the Company Subsidiaries shall renew all the Material Environmental Permits that shall expire on or before Closing.

                           (v) PCB ITEMS. Except as would not reasonably be
                  expected to have a Material Adverse Effect or as disclosed in
                  Schedule 3(w), none of the assets of the Company or the Company Subsidiaries is a PCB Item (as defined in 40 C.F.R. ' 761.3).

                  (x) PERMITS, LICENSES, ETC. The Company and the Company Subsidiaries have all Permits (except for Environmental Permits, which are the subject of specific representations and warranties in Section 3(x) hereof), that are required in order to carry on the Company's and the Company Subsidiaries' business as presently conducted, the absence of which would reasonably be expected to result in a Material Adverse Effect on the Company or the Company Subsidiaries (the "Material Permits"). All Material Permits are in full force and effect, and, to the knowledge of the Company, no suspension, cancellation or non-renewal of any Material Permit is threatened, nor, to the best of the Company's knowledge, does there exist any basis for such suspension, cancellation or non-renewal.

                  (y) SOFTWARE. To the Company's knowledge, all operating and applications computer programs and data bases (the "Software") which the Company and the Company Subsidiaries use is owned outright by the Company and the Company Subsidiaries or if any Software is not owned by the Company or the Company Subsidiaries, the Company and the Company Subsidiaries have the right to use the same pursuant to existing leases or licenses therefor. To the knowledge of the Company, none of the Software presently used by the Company and the Company Subsidiaries, and no present use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of anyone else and no claim with respect to any such infringement or violation is known to be threatened.

                  (z) DISCLOSURE. No representation or warranty by the Company or the Company Subsidiaries contained in this Agreement, including the Schedules attached hereto, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company that:

                  (a) ORGANIZATION, STANDING AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to conduct its business as it is now being conducted, to enter into and carry out the provisions of this Agreement.

                  (b) NO VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the Articles of Incorporation or By-Laws of the Purchaser, (ii) violate any provision of any agreement or other obligation to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, or
         (iii) violate or result in a breach of, constitute a default under, any judgment, order, decree, rule or regulation of any court or governmental agency to which the Purchaser is subject.

                  (c) CORPORATE PROCEEDINGS OF THE PURCHASER. The execution, delivery and performance of this Agreement has been authorized by the Board of Directors of the Purchaser and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (d) FINANCIAL STATEMENTS. The Purchaser has delivered to the Company (i) the audited consolidated balance sheet of the Purchaser at April 30, 1999 and the related consolidated statements of operations, cash flows and changes in stockholder's equity for the Purchaser, all for the year then ended, together with the related notes thereto, as certified by PricewaterhouseCoopers, LLP, Certified Public Accountants, and (ii) the unaudited consolidated balance sheet of the Purchaser at July 31, 1999 (the "Crown Financial Statement Date") and the related unaudited consolidated statements of operations and cash flows for the Purchaser, all for the three (3) months then ended, as certified by the Chief Financial Officer of the Purchaser (hereinafter collectively called the "Crown Financial Statements"). The Crown Financial Statements (x) are in accordance with the books of account and records of the Purchaser and fairly present the consolidated financial position of the Purchaser at the dates indicated, (y) contain and reflect reserves for all material liabilities and (z) were prepared in accordance with GAAP on a basis consistent with prior accounting periods.

                  (e) BROKERS. The Purchaser is not a party to or in any way obligated under a contract or other agreement, and there are no outstanding claims against it, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

                  (f) ACCREDITED INVESTOR/INVESTMENT. The Purchaser is an "accredited investor" as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares will be acquired for investment and not with a view to distribution thereof, nor with any intention of distributing or selling or otherwise disposing of the Shares.

                  (g) DUE DILIGENCE. The Purchaser is an informed and sophisticated person and is experienced in the evaluation and purchase of companies such as the Company and the Company Subsidiaries. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, and the documents related thereto, the Purchaser has relied on its own independent investigation of the Company and the Company Subsidiaries as of this date and upon the representations and warranties and covenants in this Agreement and has relied on the investigations conducted by the Purchaser's agents. The Purchaser acknowledges that the Company and the Company Subsidiaries have made no representation or warranty as to the prospects, financial or otherwise, of the Company and the Company Subsidiaries. The Purchaser has conducted its own inspection and examination of the Company and the Company Subsidiaries conducted by the Purchaser's agents and is not relying on representations or warranties of any nature made by or on behalf of or imputed to the Company and the Company Subsidiaries except as expressly set forth in this Agreement. Notwithstanding the foregoing, no investigation by the Purchaser heretofore or hereafter made shall affect the representations and warranties of the Company, and each such representation and warranty shall survive any such investigation.

                  (h) NO KNOWLEDGE OF BREACH. Neither the Purchaser nor the Purchaser's agents know of any breach of warranty or any misrepresentation by the Company or the Company Subsidiaries hereunder.

         5. CLOSING ACTIONS. The following actions have taken place prior to the Closing Date or are taking place on the Closing Date contemporaneously with the Closing:

                  (a) RESIGNATIONS. The Company hereby delivers to the Purchaser the resignations of those officers and directors of the Company and the Company Subsidiaries (effective on the Closing Date) as may be requested by the Purchaser, and the remaining directors of the Company have elected the persons designated by the Purchaser to the Board of Directors of the Company. The By-Laws of the Company are also being amended in a manner satisfactory to the Purchaser.

                  (b) OPINION OF THE COMPANY'S COUNSEL. The Purchaser is receiving the opinion of Robert J. Downing, Chief Legal Officer for the Company and the Company Subsidiaries, dated the Closing Date, to the effect that:

                           (i) each of the Company and the Company Subsidiaries
                  is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has corporate power to carry on its business as it is now being conducted;

                           (ii) to such counsel's knowledge, the authorized
                  capital stock and the outstanding shares of the Company and the Company Subsidiaries are as set forth herein, and the Shares are duly and validly issued, fully paid, non-assessable and outstanding;

                           (iii) the consummation of the transactions
                  contemplated by this Agreement will not result in the breach of or constitute a default under the Articles of Incorporation or By-Laws of the Company and the Company Subsidiaries, or, to such counsel's knowledge, any loan, credit or similar agreement or any court decree to which the Company or the Company Subsidiaries are a party or by which the Company or the Company Subsidiaries, or their respective properties may be bound; and

                           (iv) this Agreement has been duly executed and
                  delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and except that such counsel need not express an opinion as to whether any covenant contained herein is specifically enforceable).

                  (c) OPINION OF PURCHASER'S COUNSEL. The Company is receiving the opinion of T. J. Falgout, III, General Counsel for the Purchaser, dated the Closing Date, to the effect that:

                           (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Texas and has corporate power to carry on its business as it is now being conducted.

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the Purchaser, and (assuming valid execution and delivery by the other parties hereto) is, or will be upon such execution, the valid and binding obligation of the Purchaser in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights, and except that such counsel need not express an opinion as to whether any covenant contained herein or therein is specifically enforceable); and

                           (iii) to such counsel's knowledge, the consummation
                  of the transactions contemplated by this Agreement will not result in the breach of or constitute a default under the Articles of Incorporation or By-Laws of the Purchaser, or any loan, credit or similar agreement or any court decree to which the Purchaser is a party or by which the Purchaser or its properties may be bound.

                  (d) READY FINANCE DEBT. The Purchaser has acquired from Ready Finance, Inc. ("Ready Finance") two promissory notes issued by the Company having a principal amount of approximately $4,300,000 plus accrued and unpaid interest (the "Ready Finance Debt"). The Ready Finance Debt is being converted into shares of Company Series E Preferred Stock at a conversion price of $39.00 for each dollar of such Ready Finance Debt.

                  (e) CONVERSION OF OTHER COMPANY DEBT. The indebtedness of the Company to the creditors listed on Schedule 5(e) attached hereto is being converted into shares of Company Common Stock at the conversion prices set forth on Schedule 5(e) for each dollar of such debt, and there shall be no more than $2,601,760.31 of such indebtedness outstanding at Closing.

                  (f) HIGH CAPITAL FUNDING, LLC. The indebtedness of the Company to High Capital Funding, LLC ("High Capital") in the aggregate principal amount of $2,000,000 plus accrued interest (the "High Capital Debt") has been modified and amended such that $1,000,000 of the High Capital Debt is being paid at Closing, with $275,000 of the balance being due and payable six (6) months after the Closing Date and $725,000 of the balance being due and payable two (2) years after the Closing Date. The deferred amount shall bear interest at the rate of ten (10%) percent per annum, payable monthly.

                  (g) CONVERSION OF COMPANY PREFERRED STOCK. All of the outstanding Preferred Stock of the Company and all accumulated dividends with respect thereto is being converted into shares of Company Common Stock at the conversion price set forth on Schedule 5(g) for each dollar of Company Preferred Stock (including accumulated dividends) outstanding.

                  (h) MERGER OF PAACO AUTOMOTIVE GROUP, INC. A subsidiary of the Company is merging (the "Merger") with Paaco Automotive Group, Inc., a Texas corporation ("Paaco") in exchange for the number of shares of Company Series E Preferred Stock such that at Closing, as a result of the Merger, the Purchaser shall own, in conjunction with the shares of Company Series E Preferred Stock issued to the Purchaser hereunder and pursuant to Section 5(d) hereof, not less than seventy (70%) percent of the issued and outstanding capital stock of the Company (the "Purchaser's Percentage Ownership"). The number of shares of Company Series E Preferred Stock to be issued to the Purchaser as a result of the Merger is 1,105,046.44, subject to adjustment at Closing, as set forth in the immediately preceding sentence, so that the Purchaser will own the Purchaser's Ownership Percentage. The Merger is being consummated in accordance with the terms and provisions of the Merger Agreement between Paaco and the Company (or a subsidiary thereof), in substantially the form of the Merger Agreement attached hereto as Exhibit "B."

                  (i) GRANT TO THE PURCHASER OF OPTIONS, WARRANTS, ETC. The Purchaser is being granted options or warrants (the "Purchaser's Warrants") to purchase shares of Common Stock of the Company on the same terms and conditions that any options or warrants are issued by the Company on or prior to the Closing Date, such that the Purchaser shall have the right to maintain the Purchaser's Percentage Ownership by exercising the Purchaser's Warrants. The Purchaser's Warrants grant to the Purchaser the right to purchase 1,950,000 shares of Common Stock of the Company at the purchase price of $.20 per share.

                  (j) FINOVA CAPITAL CORPORATION. The senior debt facilities of the Company and Paaco with Finova Capital Corporation have been modified in a manner acceptable to the Purchaser, and an amendment to the respective loan agreements of the Company and Paaco with Finova Capital Corporation evidencing such modifications has been entered into on or before the Closing Date.

                  (k) NO MATERIAL ADVERSE CHANGES. Prior to the Closing Date, there has been no material adverse change in the business, operations, financial condition or properties of the Company and the Company Subsidiaries, taken in the aggregate, since the Company Balance Sheet Date, and the Purchaser has received a certificate dated the Closing Date, signed by the President or a Vice President of the Company to the effect that such is the case.

                  (l) CONSENTS. The Company has obtained all approvals and consents which must be obtained in order to effectuate the transaction contemplated hereby and to satisfy the terms and conditions of this Agreement, other than those approvals and consents, the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

                  (m) CERTIFIED RESOLUTIONS OF THE COMPANY. The Purchaser has received resolutions of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company, authorizing the execution, delivery and performance of this Agreement and the issuance to the Purchaser of shares of Company Series E Preferred Stock as set forth herein.

                  (n) CERTIFIED RESOLUTIONS OF THE PURCHASER. The Company has received resolutions of the Board of Directors of the Purchaser, certified by the Secretary or an Assistant Secretary of the Purchaser, authorizing the execution, delivery and performance of this Agreement.

                  (o) HART-SCOTT-RODINO FILING AND APPROVAL. The Purchaser and the Company (and any other required parties) have made all necessary filings with the Federal Trade Commission required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the required waiting periods thereunder have expired or early termination thereof has been granted, and the parties have not received any objection to the consummation of the transactions contemplated by this Agreement.

                  (p) EMPLOYMENT/CONSULTING AGREEMENTS. Each of the employment or consulting agreements listed on Schedule 5(p) attached hereto (which Schedule shall include all agreements requiring the payment by the Company of more than $50,000) have been terminated (except as stated in Schedule 5(p)) without liability to the Company, and the Company has entered into (i) new employment agreements with Gary R. Smith and Ronald W. Anderson, (ii) an agreement for the continuation of employment with Robert J. Downing, and (iii) an agreement for the continuation of consulting with Robert Abrahams, all of which shall be on terms acceptable to the Purchaser.

                  (q) SETTLEMENT OF EXISTING LITIGATION. The Company has settled, or reached agreements to settle, the lawsuits listed on
         Schedule 5(q) attached hereto for the respective amounts set forth on
         Schedule 5(q).

                  (r) BANKERS INSURANCE COMPANY INVESTMENT. Bankers Insurance Company has purchased shares of Company Common Stock for the aggregate purchase price of $1,000,000.

         6. THE CLOSING. The execution and delivery of this Agreement and the instruments, certificates and other documents required hereunder (the "Closing") is taking place at the offices of Crown Group, Inc., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038, at 10:00 a.m. local time on December 1, 1999. The date and time of such execution and delivery is herein called the "Closing Date", and the effective date of the Closing shall be 12:01 a.m., Dallas, Texas time on the Closing Date. On the Closing Date, certificates representing the Shares are being delivered by the Company against delivery of the Purchase Price pursuant to Section 2 hereof, and Closing shall be deemed to have occurred when such deliveries have been made by the Purchaser and the Company in accordance with the terms hereof.

         7.       NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) NATURE OF STATEMENTS. All statements contained in any schedule or any certificate or other instrument delivered by or on behalf of the Company or the Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties made by the Company or the Purchaser, as the case may be.

                  (b) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, agreements and undertakings contained herein or in any

         Schedule, certificate or other document shall remain operative and in full force and effect, and shall survive the Closing Date and the delivery of all consideration and documents pursuant to this Agreement, and shall continue in effect for a period of two (2) years after the Closing Date and, as to representations made by the Company concerning or affecting any tax liability of the Company or the Company Subsidiaries, until a date which is six (6) months after the statute of limitations has run against the Federal, state and local government; provided, however, that any such representation, warranty, covenant, agreement or undertaking as to which a bona fide claim shall have been asserted during such survival period shall continue in effect until such time as such claim shall have been resolved in accordance with the terms of this Agreement.

         8.       INDEMNIFICATION BY COMPANY AND RELATED MATTERS.

                  (a) INDEMNIFICATION BY COMPANY. The Company agrees to defend, indemnify and hold harmless the Purchaser and its successors and assigns, from, against and in respect of any and all loss or damage resulting from:

                           (i) the breach by the Company of any of its
                  warranties, representations, covenants, agreements or undertakings contained herein; and

                           (ii) any liability arising out of any and all
                  actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing (collectively, the "Losses"), provided that the Purchaser makes a written claim for indemnification against the Company within the applicable survival period and further provided that neither the Company nor the Company Subsidiaries will have any obligation to indemnify the Purchaser from and against any Losses until the Purchaser has suffered Losses by reason of all such breaches in excess of a $50,000 aggregate deductible (the "Indemnification Threshold") (and after the Indemnification Threshold is reached, the Company will be obligated to only indemnify the Purchaser from and against further such Losses, that is, for amounts greater than $50,000) or thereafter to the extent of the Losses the Purchaser has suffered by reason of all such breaches exceeds a $5,000,000 aggregate ceiling (after which point neither the Company nor the Company Subsidiaries will have any obligation to indemnify the Purchaser from and against further such Losses.

         9.       INDEMNIFICATION BY THE PURCHASER AND RELATED MATTERS.

                  (a) INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to defend, indemnify and hold harmless the Company, its successors and assigns from, against and in respect of any and all loss or damage resulting from:

                           (i) the breach by the Purchaser of any of its
                  warranties, representations, covenants, agreements or undertakings contained herein; and

                           (ii) any liability arising out of any and all
                  actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing (collectively, the "Losses"), provided that the Company or the Company Subsidiaries make(s) a written claim for indemnification against the Purchaser within the applicable survival period and further provided that the Purchaser will not have to indemnify the Company and the Company Subsidiaries from and against any Losses until the Company and the Company Subsidiaries have suffered Losses by reason of all such breaches in excess of a $50,000 aggregate deductible (the "Indemnification Threshold") (and after the Indemnification Threshold is reached, the Purchaser will be obligated to only indemnify the Company and the Company Subsidiaries from and against further such Losses, that is, for amounts greater than $50,000) or thereafter to the extent of the Losses the Company and the Company Subsidiaries have suffered by reason of all such breaches exceeds a $500,000 aggregate ceiling (after which point the Purchaser will have not any obligation to indemnify the Company and the Company Subsidiaries against further such Losses.

         10. EXPENSES. The Company and the Purchaser shall pay their or its own expenses (including without limitation counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated hereby. The Purchaser and the Company shall each pay one half (2) of the filing fee related to the Hart-Scott-Rodino notification and report.

         11. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (1) personally delivered to the intended recipient; (2) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (3) delivered in person to the address set forth below for the party to which the notice was given; (4) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or (5) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt, of, if delivery is not accepted, on the earlier of the date that delivery is refused or four (4) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                  (a) if to the Company, to Smart Choice Automotive Group, Inc., 5200 South Washington Avenue, Titusville, Florida 32780; Attention:
         Gary R. Smith, President and Chief Executive Officer; Fax 407-269-1880;

                  With a copy to Robert J. Downing, Chief Legal Officer, Smart Choice Automotive Group, Inc., 5200 South Washington Avenue, Titusville, Florida 32780; Fax 407-264-0376;

                  (b) or if to the Purchaser, to Crown Croup, Inc., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Attention: Edward
         R. McMurphy, President; Fax 972-717-0973;

                  With a copy to T. J. Falgout, III, Executive Vice President and General Counsel, Crown Croup, Inc., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Fax 972-717-0973.

Any party hereto may designate a different address by written notice given to the other parties.

         12.      MISCELLANEOUS.

                  (a) ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

                  (b) SECTION AND PARAGRAPH HEADINGS. The Section and Paragraph headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  (d) ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and documents referred to herein constitute the entire agreement of the parties, and supersede all understandings with respect to the subject matter hereof.

                  (e) KNOWLEDGE. "Knowledge" of a natural person means actual knowledge of such natural person, and "knowledge" of a corporate person means actual knowledge of the directors and executive officers of such corporate person, in each case (unless otherwise specifically set forth to the contrary) after reasonable inquiry and investigation.

                  (f) PUBLIC ANNOUNCEMENTS. No publication and/or press release of any nature shall be issued pertaining to this Agreement or the transaction contemplated hereby without the prior written approval of the Purchaser and the Company, except as may be required by law.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, AND VENUE FOR ANY DISPUTE ARISING HEREUNDER SHALL BE IN DALLAS COUNTY, TEXAS, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS.

                  (i) MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means a material adverse effect on the business of the Company and the Company Subsidiaries, taken as a whole. IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on or as of the date and year first above written.

                                   PURCHASER:
                                   CROWN GROUP, INC.

                                   By: /s/ EDWARD R. MCMURPHY
                                      ------------------------------------------
                                           Edward R. McMurphy, President


                                   COMPANY:
                                   SMART CHOICE AUTOMOTIVE GROUP, INC.

                                   By: /s/ GARY R. SMITH
                                      ------------------------------------------
                                           Gary R. Smith, President

                             SCHEDULES AND EXHIBITS

SCHEDULE          DESCRIPTION
--------          -----------

3(b)              Subsidiaries
3(c)              Warrants, Options, Etc.
3(f)              Certain Changes or Events
3(g)              Tax Matters
3(h)              Title to Properties and Related Matters
3(i)              Consents and Approvals
3(k)              Litigation and Proceedings
3(m)              Certain Employee Benefits in Case of Termination, Death,
                    Disability, Severance, Etc.
3(n)              Employee Relations
3(o)              Patents, Trademarks and Licenses
3(p)              Approvals, Authorizations and Regulations
3(r)              Guaranties
3(t)              Company Defaults
3(w)              Environmental Matters
5(e)              Other Company Creditors
5(g)              Conversion of Company Preferred Stock
5(p)              Employment/Consulting Agreements to be Terminated
5(q)              Existing Litigation to be Settled


EXHIBIT           DESCRIPTION
-------           -----------

"A"               Sixth Articles of Amendment to the Articles of Incorporation
                    of the Company

"B"               Merger Agreement

                                                                       EXHIBIT A


                           SIXTH ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       SMART CHOICE AUTOMOTIVE GROUP, INC.

         Pursuant to the provisions of Sections 607.1006 and 607.0602 of the Florida Business Corporation Act, the Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                     FIRST:

                                    ARTICLE V

         Article V of the Articles of Incorporation of the Corporation is hereby amended by inserting the following words at the end of such article:

SERIES E CONVERTIBLE PREFERRED STOCK

         (a) GENERAL. The Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), shall consist of 2,000,000 shares. All shares of Series E Preferred Stock shall in all respects be equal and shall have the powers, preferences, voting rights and other special rights, and the limitations, restrictions and qualifications hereinafter set forth. The Board of Directors is expressly authorized to cause shares of the Series E Preferred Stock to be issued from time to time and to determine the consideration to be received therefor.

         (b) DIVIDENDS. The holders of record of the Series E Preferred Stock shall be entitled to receive dividends in the amount per share equal to one hundred (100) times the amount per share of dividends paid from time to time to holders of record of the Common Stock, and no more. The Board of Directors shall not declare or pay any dividend on the Common Stock unless it declares a dividend on the Series E Preferred Stock with the same record and payment dates as such dividend on the Common Stock.

         (c) VOTING RIGHTS OF SERIES E PREFERRED STOCK. The holders of Series E Preferred Stock shall have the right to vote in all matters voted upon by the holders of the Common Stock, voting together with the holders of the Common Stock as a single class. Each share of Series E Preferred Stock shall be entitled to one hundred (100) votes. In all matters in which the holders of Series E Preferred Stock shall be entitled to vote separately as a single class, each share of the Series E Preferred Stock shall have one vote.

         (d) LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation per share of Series E Preferred Stock, before any distribution or payment is made to or set apart for the holders of any shares of Common Stock, the greater of (1) $1.00 per share or (2) the aggregate amount remaining to be distributed after all distributions to holders of prior series of preferred stock divided by the total number of outstanding shares of Series E Preferred Stock and Common Stock, multiplied times one hundred (100). Neither the merger or consolidation of the Corporation into or with any other Corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

         (e)      CONVERSION RIGHTS.

         (i) CONVERSION RATE. On and after the date on which these Articles of InCorporation are amended to increase the number of authorized shares of Common Stock to at least 200,000,000, each holder of shares of Series E Preferred Stock shall have the right, at any time, to convert, subject to the following provisions, each share of Series E Preferred Stock held by the holder into one hundred (100) fully paid and nonassessable shares of Common Stock of the Corporation.

         (ii) CONVERSION PROCEDURES. Any holder of shares of Series E Preferred Stock desiring to convert the same into Common Stock shall surrender the certificates for such shares of Series E Preferred Stock at the executive office of the Corporation, with the certificates duly endorsed to the Corporation or in blank, together with a written request for conversion. The Corporation will, as soon as practicable after such surrender for conversion, issue and deliver to the person for whose account such shares of Series E Preferred Stock were so surrendered certificates for the number of shares of Common Stock to which the person shall be entitled. Such conversion shall be deemed to have been made as of the date on which the certificates for shares of Series E Preferred Stock to be converted and written request were actually received by the Corporation, and the person entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Series E Preferred Stock shall be treated for all purposes as the record holder of such Common Stock on such date.

         (iii) ADJUSTMENT. In the event that the Corporation shall pay a dividend on its Common Stock in shares of its Common Stock, or subdivide, combine or reclassify its outstanding shares of Common Stock, the conversion rate in effect immediately prior thereto shall be proportionately increased or decreased, by multiplying the rate by a fraction (x) the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the payment date for the event and (y) the denominator of which is the total number of shares of Common Stock outstanding immediately after the payment date for the event.

         (iv) CONSOLIDATION OR MERGER. In case of the consolidation or merger of the Corporation with or into another Corporation or entity (other than a merger not involving any reclassification, conversion or exchange of outstanding Common Stock in which the Corporation is the surviving Corporation), or in case of the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation as a result of which sale, transfer or other disposition, property other than cash shall be payable or distributable to the holders of the Common Stock, each share of Series E Preferred Stock shall thereafter be convertible into the number and class or series of shares or other securities or property of the Corporation, or of the Corporation resulting from such consolidation or merger or to which such sale, transfer or other disposition shall have been made, to which the shares of Common Stock otherwise issuable upon conversion of such share of Series E Preferred Stock would have been entitled upon such reorganization, consolidation, merger or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions set forth in this Article V with respect to the conversion rights thereafter of the holders of the Series E Preferred Stock. Proper provision shall be made as a part of the terms of any such consolidation, merger, sale, transfer or other disposition whereby the conversion rights of the holders of Series E Preferred Stock shall be protected and preserved in accordance with the provisions of this section.

         (v) COMMON STOCK AUTHORIZED AND RESERVED. The Board of Directors (1) shall cause the shareholders of this Corporation, not later than the annual meeting of shareholders to be held in 2000, to vote upon an amendment to these Articles of InCorporation to increase the number of authorized shares to at least 200,000,000 and (2) upon approval of such amendment, shall cause articles of amendment with respect thereto to be promptly filed with the Florida Department of State. The Corporation shall at all times after the filing of such amendment reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the shares of Series E Preferred Stock from time to time outstanding.

         (vi) NO FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of shares of Series E Preferred Stock and the holder thereof shall receive the amount of cash payable in respect of any fractional share of Common Stock to which the holder shall be entitled. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

                                     SECOND:

         Pursuant to Section 607.0602 of the Florida Business Act, the Board of Directors adopted this Amendment to Article V of the Articles of Incorporation effective as of November 22, 1999 without shareholder action.

                  IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this instrument this 22nd day of November, 1999.


                             /s/ GARY R. SMITH
                             ---------------------------------------------------
                             Gary R. Smith, Director and Chief Executive Officer

                                                                       EXHIBIT B

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") dated on or as of November 23, 1999, by and between PAACO AUTOMOTIVE GROUP, INC., a Texas corporation (hereinafter referred to as "Paaco"), SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation (hereinafter referred to as "Smart Choice"), and PAACO ACQUISITION SUBSIDIARY, INC., a Texas corporation (the "Merger Subsidiary");

                              W I T N E S S E T H:

         WHEREAS, Paaco, Smart Choice and the Merger Subsidiary wish to provide for the terms and conditions of the following described business combination in which the Merger Subsidiary will be merged (the "Merger") with and into Paaco; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code; and

         WHEREAS, Article 5.01 of the Texas Business Corporation Act, as amended, authorizes the merger of the Merger Subsidiary into Paaco as aforesaid and the conversion of the issued and outstanding capital stock of Paaco into shares of Series E Convertible Preferred Stock, $.01 par value per share, of Smart Choice (the "Smart Choice Stock") as herein set forth;

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants contained herein, Paaco, Smart Choice and the Merger Subsidiary hereby agree, in accordance with Texas law, that the Merger Subsidiary shall be merged into Paaco as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, and the method of converting the shares of Paaco into shares of Smart Choice Stock shall be as follows:

         Section 1. SURVIVING CORPORATION. The Merger Subsidiary shall be merged with Paaco, and Paaco shall be the Surviving Corporation and shall exist by virtue of and be governed by the laws of the State of Texas.

         Section 2. EFFECTIVE TIME PERIOD. The effective time of the intended Merger will be the date (hereinafter referred to as the "Effective Time") as set forth in Section 6(d) hereof, subject to fulfillment of all prior conditions as set forth in this Agreement.

         Section 3. MANNER OF CONVERSION OF SHARES. The method of carrying the Merger into effect and the basis of converting shares of Common Stock, $.01 par value per share, of Paaco (the "Paaco Stock") into shares of Smart Choice Stock shall be as follows:

                  a. The shares of Paaco Stock issued and outstanding immediately prior to the Effective Time registered in the name of Crown Group, Inc., such number of shares being 120,568.36, shall, by virtue of the Merger and without any action on the part of Crown Group, Inc., be converted into 1,105,046.44 shares of Smart Choice Stock. The shares of Paaco Stock issued and outstanding immediately prior to the Effective Time registered in the name of Larry Lange, such number of shares being 15,035.49, shall, by virtue of the Merger and without any action on the part of Larry Lange, be converted into 69,558.77 shares of Smart Choice Stock. The shares of Paaco Stock issued and outstanding immediately prior to the Effective Time registered in the name of Ted Lange, such number of shares being 6,241.15, shall, by virtue of the Merger and without any action on the part of Ted Lange, be converted into 28,411.33 shares of Smart Choice Stock. At the Effective Time, all such shares of Smart Choice Stock issued to the aforementioned holders of Paaco Stock shall be deemed to be authorized and outstanding shares of capital stock of Smart Choice, fully paid and non-assessable.

                  b. Certificates representing the shares of Smart Choice Stock to be issued as a result of the Merger shall be issued upon surrender of the certificates representing shares of Paaco Stock.

                  c. Each share of Common Stock, $.01 par value per share, of the Merger Subsidiary (the "Merger Subsidiary Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of Paaco Stock. At the Effective Time, all such shares of Paaco Stock issued to the holder of the Merger Subsidiary Stock shall be deemed to be authorized and outstanding shares of capital stock of Paaco, fully paid and non-assessable.

                  d. Certificates representing the shares of Paaco Stock to be issued as a result of the Merger shall be issued upon surrender of certificates representing shares of the Merger Subsidiary Stock.

         Section 4. EFFECT OF MERGER.

                  a. The separate existence of the Merger Subsidiary, except to the extent, if any, continued by applicable statutes, shall cease at the Effective Time and thereupon Paaco and the Merger Subsidiary shall become a single corporation, subject to all the restrictions, disabilities, duties and liabilities of each corporations so merged. The Surviving Corporation reserves the right after the Effective Time to amend, alter, change or repeal any provisions contained in the Articles of Incorporation of the Surviving Corporation in the manner now or hereafter prescribed by the Texas Business Corporation Act.

                  b. The corporate identity, existence, purposes, rights, privileges, immunities, powers, franchises, of a public as well as a private nature, and authority of Paaco shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, rights, privileges, immunities, powers, franchises, of a public as well as a private nature, and authority of the Merger Subsidiary shall be merged into Paaco and Paaco shall succeed to and be fully vested therewith.

                  c. All the property, assets and business of every description, whether real, personal or mixed, and every interest therein, and all debts, liabilities and obligations belonging to or due to the Merger Subsidiary, on whatever account, including all causes of action belonging to the Merger Subsidiary shall be taken and be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and all property, rights, privileges, powers, franchises, and all and every other interest of the Merger Subsidiary shall thereafter be the property of the Surviving Corporation in the same manner as they were of the Merger Subsidiary, and the title to any real estate vested by deed or otherwise in the Merger Subsidiary shall not revert or be any way impaired as a result of this Merger. The Merger Subsidiary agrees that from time to time, as and when requested by the Surviving

         Corporation, or its successors or assigns, it will execute and deliver such instruments and take or cause to be taken such action as may be necessary or appropriate in order to perfect, confirm or deliver title and possession to the Surviving Corporation of all the assets of the Merger Subsidiary and otherwise carry out the purposes of this Agreement.

                  d. All rights of creditors of the Merger Subsidiary, and all liens upon any property owned by the Merger Subsidiary shall be preserved and unimpaired, and all debts, obligations, liabilities and duties of the Merger Subsidiary shall be at the Effective Time assumed by the Surviving Corporation to the same extent as if said debts, obligations, liabilities and duties had originally been incurred or contracted by it.

         Section 5. ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

                  a. The Articles of Incorporation of Paaco as in effect on the date hereof shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation.

                  b. Until further altered, amended or repealed by the shareholders or the Board of Directors of the Surviving Corporation, the By-Laws of Paaco as they now exist, shall be the By-Laws of the Surviving Corporation.

         Section 6. SHAREHOLDER APPROVAL; EFFECTIVE TIME.

                  a. The obligations of the Merger Subsidiary under this Agreement are subject to the approval and adoption by the holders of not less than two-thirds (2/3) of the outstanding shares of the Merger Subsidiary Stock at a meeting of the shareholders of the Merger Subsidiary called for the purpose of considering the intended Merger, or any adjournment or adjournments of such meeting.

                  b. The obligations of Paaco under this Agreement are subject to the approval and adoption of the holders of not less than two-thirds (2/3) of the outstanding shares of Paaco Stock at a meeting of the shareholders of Paaco called for the purpose of considering the intended Merger, or any adjournment or adjournments of such meeting.

                  c. If this Agreement is approved and adopted in accordance with Texas law by the requisite statutory votes of the holders of the Merger Subsidiary Stock and Paaco Stock, and if the Merger is not thereafter terminated for any reason, then within thirty (30) business days following the date on which this Agreement have been so approved and adopted by the shareholders of the Merger Subsidiary and Paaco, this Agreement, and/or a summary thereof, if appropriate, together with other instruments as may be required by applicable Texas statutes, executed, certified and acknowledged, shall be filed in the Office of the Secretary of State of the State of Texas and, if required, recorded in accordance with the laws of the State of Texas.

                  d. The merger of the Merger Subsidiary into Paaco shall be effective on, and the Effective Time of the Merger shall be, the date on which the Secretary of State of the State of Texas issues a Certificate of Merger with respect to the Merger contemplated by this Agreement, or, if later, shall be the Effective Time provided for in this Articles of Merger filed with the Secretary of State of the State of Texas.

         Section 7. TERMINATION. This Agreement may be terminated and the Merger abandoned prior to the approval and adoption by the shareholders of the Merger Subsidiary and Paaco at any time prior to the Effective Time by written notice from the terminating party to the other parties hereto. This Agreement may be terminated and the Merger abandoned after approval and adoption thereof by the shareholders of the Merger Subsidiary and Paaco at any time but not later than the Effective Time, by the mutual written consent of the parties hereto.

         Section 8.  MISCELLANEOUS.

                  a. In the event this Agreement is terminated as provided in
         Section 7, neither Paaco, Smart Choice nor the Merger Subsidiary shall have any liability to the other for costs, expenses, loss of anticipated profits or otherwise.

                  b. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (1) personally delivered to the intended recipient; (2) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (3) delivered in person to the address set forth below for the party to which the notice was given; (4) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or (5) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt, of, if delivery is not accepted, on the earlier of the date that delivery is refused or three
         (3) days after the date the notice is mailed. For purposes of this Paragraph, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                  If to Smart Choice, to Smart Choice Automotive Group, Inc., 5200 South Washington Avenue, Titusville, Florida 32780; Attention:
         Gary R. Smith, President and Chief Executive Officer; Fax 407-269-1880;

                  With a copy to Robert J. Downing, Chief Legal Officer, Smart Choice Automotive Group, Inc., 5200 South Washington Avenue, Titusville, Florida 32780; Fax 407-264-0376;

                  Or if to Paaco, to Paaco Automotive Group, Inc., 605 South Irving Boulevard, Irving, Texas 75060; Attention: Larry Lange, Chairman of the Board; Fax 972-445-7011;

                  With a copy to T. J. Falgout, III, Executive Vice President and General Counsel, Crown Croup, Inc., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Fax 972-717-0973.

                  Or if to the Merger Subsidiary, to Paaco Acquisition Subsidiary, Inc., 5200 South Washington Avenue, Titusville, Florida 32780; Attention: Gary R. Smith, President; Fax 407-269-1880;

                  With a copy to Robert J. Downing, Chief Legal Officer, Smart Choice Automotive Group, Inc., 5200 South Washington Avenue, Titusville, Florida 32780; Fax 407-264-0376.

Any party hereto may designate a different address by written notice given to the other parties.

                  c. This instrument contains the entire Agreement between the parties hereto with respect to the transactions contemplated in this Agreement.

                  d. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  e. This Agreement may be modified or amended before approval by the shareholders of each of Paaco and the Merger Subsidiary by written agreement of all of the parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                                   PAACO AUTOMOTIVE GROUP, INC.

                                   By:
                                      ------------------------------------------
                                        T. J. Falgout, III, Vice President


                                   SMART CHOICE AUTOMOTIVE GROUP, INC.

                                   By:
                                      ------------------------------------------
                                        Robert J. Downing, Senior Vice President


                                   PAACO ACQUISITION SUBSIDIARY, INC.

                                   By:
                                      ------------------------------------------
                                        Robert J. Downing, Vice President